UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On June 4, 2025, Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), its subsidiaries RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), and RHP Finance Corporation (together with the Operating Partnership, the “Issuers”), and certain of the Company’s other subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and, collectively the “Guarantors”) entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Issuers issued $625 million aggregate principal amount of 6.500% Senior Notes due 2033 (the “Notes”), which are guaranteed by the Guarantors (the “Guarantees”).

The Operating Partnership intends to use the net proceeds from the Notes offering to fund a portion of the approximately $865 million purchase price to acquire the JW Marriott Phoenix Desert Ridge Resort & Spa located in Phoenix, Arizona (collectively, the “Desert Ridge Acquisition”) and to pay related fees and expenses. The balance of the purchase price of the Desert Ridge Acquisition will be funded with the net proceeds of the Company’s underwritten registered public offering of 2,990,000 shares of common stock (which includes the full exercise of the underwriters’ option to purchase additional shares) at the public offering price of $96.20 per share, which closed on May 21, 2025.

If the Desert Ridge Acquisition is not consummated, the Notes will be redeemed in accordance with a special mandatory redemption at a redemption price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, if any, up to, but excluding, the special mandatory redemption date.

The Notes are general unsecured senior obligations of the Issuers, ranking equal in right of payment with existing and future senior unsecured indebtedness, including $700 million in aggregate principal amount of the Issuers’ 4.750% senior notes due 2027, $400 million in aggregate principal amount of the Issuers’ 7.250% senior notes due 2028, $600 million in aggregate principal amount of the Issuers’ 4.500% senior notes due 2029 and $1,000 million in aggregate principal amount of the Issuers’ 6.500% senior notes due 2032 (collectively, the “outstanding senior notes”), and senior in right of payment to any future subordinated indebtedness. The Notes will be effectively junior to any of the Issuers’ secured indebtedness, including the Operating Partnership’s existing credit facility, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes. The Guarantees rank equally in right of payment with the applicable Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Notes are effectively junior to any secured indebtedness of any Guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on June 15 and December 15 of each year, beginning on December 15, 2025, with the Notes maturing on June 15, 2033.

The Issuers may redeem the Notes at any time prior to June 15, 2028, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date plus a make-whole redemption premium. The Issuers may redeem the Notes at any time on or after June 15, 2028, in whole or in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date, if redeemed during the 12-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2028	103.250%
2029	101.625%
2030 and thereafter	100.000%

In addition, the Issuers may redeem up to 40% of the Notes before June 15, 2028 with the cash proceeds of certain equity offerings at a redemption price equal to 106.500% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. However, the Issuers may only make such redemptions if at least 60% of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In the event of a Change of Control Triggering Event (as defined in the Indenture) of the Company or the Issuers, the Issuers will be required to offer to repurchase some or all of the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

The terms of the Indenture restrict the ability of the Company and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the form of Note attached thereto, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Certain Relationships

Certain affiliates of the Trustee act as lenders and/or agents under the Operating Partnership’s existing credit facility and may hold the Notes and the outstanding senior notes.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

To the extent applicable, the information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

4.1	Indenture, dated as of June 4, 2025, among RHP Hotel Properties, LP, RHP Finance Corporation, Ryman Hospitality Properties, Inc., as a guarantor, each of the other guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.500% Senior Note due 2033 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: June 4, 2025	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary